SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 10, 2006

APPALACHIAN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-3457	54-0124790
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 10, 2006, Appalachian Power Company (the “Company”) issued debt securities pursuant to an Underwriting Agreement dated April 5, 2006 with BNY Capital Markets, Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (collectively, the “Underwriters”), as representatives of the underwriters named therein, relating to the offering and sale by the Company of $250,000,000 of its 5.55% Senior Notes Series M, due 2011 and $250,000,000 of its 6.375% Senior Notes Series N, due 2036 (collectively the “Notes”).

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

1(a)
Underwriting Agreement, dated April 5, 2006, between the Company and the Underwriters, as representatives of the several underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

4(a)	Company Order and Officer’s Certificate, between the Company and The Bank of New York, as trustee, dated April 10, 2006, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of Jeffrey D. Cross regarding the legality of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPALACHIAN POWER COMPANY

By: /s/ Thomas G. Berkemeyer
Name: Thomas G. Berkemeyer
Title: Assistant Secretary

April 10, 2006

EXHIBIT INDEX

Exhibit Number	Description

1(a)
Underwriting Agreement, dated April 5, 2006, between the Company and the Underwriters, as representatives of the several underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

4(a)	Company Order and Officer’s Certificate, between the Company and The Bank of New York, as trustee, dated April 10, 2006, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of Jeffrey D. Cross regarding the legality of the Notes.